Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 811-22083 on Form N-1A of our report dated November 13, 2014 relating to the financial statements and financial highlights of Fidelity Inflation-Protected Bond Index Central Fund and of our report dated November 14, 2014 relating to the financial statements and financial highlights of Fidelity Investment Grade Bond Central Fund, each a fund of Fidelity Central Investment Portfolios II LLC, appearing in the Annual Reports on Form N-CSR of Fidelity Central Investment Portfolios II LLC for the year ended September 30, 2014, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts

November 21, 2014s